UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Amendments to Purchase Agreement

Cosi, Inc., a Delaware corporation (the “Company”) and LIMAB LLC, a Delaware limited liability company (“LIMAB), filed with the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) Amendment No. 4 dated December 20, 2016, and Amendment No. 5 dated December 20, 2016, to the Asset Purchase Agreement dated as of October 18, 2016, as amended by Amendment No. 1 dated October 20, 2016, Amendment No. 2 dated November 17, 2016, and Amendment No. 3 dated November 26, 2016 (collectively, the “Purchase Agreement”), all of which remain subject to approval of the Bankruptcy Court.

Amendment No. 4 to Asset Purchase Agreement, revised the Purchase Agreement to grant Purchaser the right to pursue a plan under chapter 11 of the Bankruptcy Code (“Plan Option” and “Plan”), among other things.

Amendment No. 5 to Purchase Agreement provides for a reserve for certain disputed claims in connection with the Bankruptcy Court hearing on December 16, 2016.

The foregoing descriptions of Amendment No. 4 and Amendment No. 5 to Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to Amendment No. 4 and Amendment No. 5, copies of which are filed as Exhibits 10. 1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The Purchase Agreement and Amendment No. 1, Amendment No. 2 and Amendment No. 3 to Purchase Agreement were filed as Exhibits 10.1 to 10.4 to the Company’s Current Report on Form 8-K filed on December 2, 2016, and incorporated therein by reference thereto.

Interim Operating Agreement

On December 23, 2016, pursuant to the Order Approving Interim Operating Agreement between Debtors and LIMAB, LLC entered by the Bankruptcy Court on December 16, 2016, the Company and LIMAB entered into an Interim Operating Agreement (“Operating Agreement”), dated as of December 21, 2016, relating to the implementation of the Plan Option and (ii) the operation, maintenance, benefits, losses, risks and costs of the business following the effective date thereof until the closing under the Purchase Agreement or the effective date of the Plan, including, among other things, providing certain executive management services.  The effectiveness of the Operating Agreement is subject to approval of the Bankruptcy Court.

The foregoing descriptions of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement, a copy of which is filed as Exhibit 10. 3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers

Pursuant to providing certain executive management services to the Company under the Operating Agreement, LIMAB appointed Chad Fitzhugh, 57 years of age, to serve as the Company’s interim Chief Financial Officer, effective as of December 20, 2016.  Mr. Fitzhugh is a seasoned restaurant executive with over 20 years of experience in the restaurant industry.  Mr. Fitzhugh will be paid a consulting fee of $22,700 per month and will be reimbursed for reasonable out-of-pocket business expenses incurred by Mr. Fitzhugh in connection with his engagement, including, without limitation, travel, housing and other expenses incurred by Mr. Fitzhugh in connection with commuting to and working out of the Company’ s headquarters located in Boston, Massachusetts.  The terms of Mr. Fitzhugh’s engagement will be more fully set forth in a consulting agreement to be entered into by the parties.

Edward Schatz, The O’Connor Group, Inc., will continue to serve as the interim Chief Financial Officer of the estates during the pending bankruptcy.

ITEM 7.01.	Regulation FD Disclosure

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgi-bin/login.pl .

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

ITEM 9.01(d).	Exhibits

Exhibit No.	Description	Paper (P) or Electronic (E)
10.1
Amendment No. 4 to Asset Purchase Agreement, dated as of December 20, 2016, among Cosi, Inc., Hearthstone Partners, LLC, Hearthstone Associates, LLC, Xando Cosi Maryland, Inc., and Cosi Sandwich Bar, Inc.
E

10.2
Amendment No. 5 to Asset Purchase Agreement, dated as of December 20, 2016, among Cosi, Inc., Hearthstone Partners, LLC, Hearthstone Associates, LLC, Xando Cosi Maryland, Inc., and Cosi Sandwich Bar, Inc.
E

10.3	Interim Operating Agreement dated as of December 21, 2016, among Cosi, Inc., Cosi, Inc., Hearthstone Partners, LLC, Hearthstone Associates, LLC, Xando Cosi Maryland, Inc., and Cosi Sandwich Bar, Inc.	E

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: December 28, 2016.	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. & General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
10.1
Amendment No. 4 to Asset Purchase Agreement, dated as of December 20, 2016, among Cosi, Inc., Hearthstone Partners, LLC, Hearthstone Associates, LLC, Xando Cosi Maryland, Inc., Cosi Sandwich Bar, Inc., and LIMAB LLC.
E

10.2
Amendment No. 5 to Asset Purchase Agreement, dated as of December  20, 2016, among Cosi, Inc., Hearthstone Partners, LLC, Hearthstone Associates, LLC, Xando Cosi Maryland, Inc., Cosi Sandwich Bar, Inc., and LIMAB LLC..
E

10.3	Interim Operating Agreement dated as of December 21, 2016, among Cosi, Inc., Hearthstone Partners, LLC, Hearthstone Associates, LLC, Xando Cosi Maryland, Inc., Cosi Sandwich Bar, Inc., and LIMAB LLC.	E